SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM 8-K
                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                  of 1934

                 Date of event reported: October 28, 2001
                     Date of Report: November 28, 2001

                           NXGEN NETWORKS, INC.
                           --------------------
          (Exact name of registrant as specified in its charter)


     Nevada                           000-28427              87-0621120
     ------                           ---------              ----------

   (State or other jurisdiction   (Commission File No.)   (IRS Employer
   of incorporation)                                       Identification
                                                             Number)


                            1200 Don Juan Road
                      Hertford, North Carolina 27944
                           ---------------------

                 (Address of principal executive offices)


     Registrant's telephone number, including area code: (252) 426-7883

                        519 SW Third Ave Suite 805
                           Portland Oregon 97204
                              ---------------

       (Former name or former address if changed since last report)

     ITEM 1. CHANGE IN CONTROL OF REGISTRANT

     On October 28, 2001, Worldmodal Network Services, Inc ("Worldmodal" and formerly known as Seedling Technologies Corporation) entered into a binding Letter of Agreement with HiTec Networks, Inc. ("HiTec"), a private North Carolina corporation, to sell HiTec 23,397,737 of the 26,397,737 shares of NxGen Networks Inc. owned by Worldmodal. In addition, we were parties to that letter and together with our controlled subsidiary corporation, International Long Distance Corporation ("ILDC"), we agreed to sell to Worldmodal all of the international voice over internet protocol ("VoIP") intellectual property, hardware, software and code in exchange for $100,000. Additionally, Worldmodal shall assume all liability relating to the current equipment lease with Gibralt Capital Corporation and/or Winton Capital. We also agreed to transfer all of the common stock of SouthernPlanet.com Inc. to Worldmodal. Upon completion of this transaction, HiTec and its principals and officers will own approximately 50% of our issued and outstanding common stock. Consummation of the transfer of our shares from Worldmodal to HiTec is expect to occur within ninety
     (90) days of the date of the Letter of Agreement.

     Upon execution of the Letter of Agreement, we have, in accordance with our bylaws, accepted the resignations of all existing directors, other than Mr. Spink, who has appointed new directors as identified in Item 6 below.


     ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

     On October 28, 2001, the following board members resigned their positions effective on that date:

          Paul R. Peterson
          David W. Swainson

     Concurrently,   the  following  individuals,  all  of  whom  are
     associated with of HiTec Networks, were appointed as directors:

          Anthony Overman
          Leonard Overman, Jr.
          Ken Sato
          Shane Hayes

     Furthermore, Douglas B. Spink remained as a director. Mr. Spink is not and has never been affiliated with HiTec Networks.

     The  following  sets   forth  information  regarding  the  newly
     appointed directors:

     Anthony Overman
     ---------------

     Mr. Anthony Overman is the co-founder of HiTec Networks, Inc. (HiTec) a multifaceted communications company that provides domestic and international prepaid dialup Internet access through points of presence (POP's) domestically, and soon to be launched internationally. HiTec provides a nationwide redundant Internet Access Network with local access and 800 numbers. Its products are marketed through retail and wholesale outlets. In addition to domestic and international Internet dialup access, HiTec provides contracted communications engineering technical support, Web Portal designs, web hosting, network infrastructure, operations and multilingual Customer Service.

     In March 1998, Mr. Overman founded International Long Distance Corporation (ILDC) where he provided oversight of research and development of the company's Voice over Internet Protocol (VoIP) technology and built a nationwide network of VoIP points of presence (POP's). Mr. Overman was responsible for the development of ILDC's business model from its inception, and eventually into a reverse merger with a public company, changing its name to NxGen Networks, Inc. (NxGen).

     Mr.  Overman  is the  former  President of  NxGen  and  provided oversight for the VoIP network design and construction, negotiating business transactions, and many other aspects of NxGen. Prior to undertaking the development of ILDC/NxGen, Mr. Overman was involved in several entrepreneurial enterprises, including security systems, energy management systems and smarthouse designs. Mr. Overman is active in world missions and charitable organizations.

     Mr. Overman will serve as Chairman of the Board.


     Leonard Overman, Jr.
     --------------------

     Leonard Overman, Jr. is the co-founder of HiTec Networks, Inc., where he serves as the Finance and Administration Officer.

     Prior to joining HiTec, Mr. Overman was the Director of Administration for NxGen Networks, Inc. in Hertford, North Carolina, where he had administrative responsibility for the Hertford office. Mr. Overman served as the Vice President of International Long Distance Corporation from March 1998 until the merger forming NxGen Networks in August 2000.

     For 23 years, Mr. Overman served in various capacities as a civilian with the Department of the Navy. From 1989 through 1999, he was a Contracting Officer where he administered government contracts ranging from various dollar thresholds to over 40 million dollars. Mr. Overman negotiated contract changes with warrant authority up to 5 million dollars under the authority of Naval Sea Systems Command, Washington, DC. Mr. Overman was also responsible for the development and implementation of several mandated programs, such as Contractor Performance Assessment Reporting Systems, Paperless Acquisition, and Procurement Performance Management Assessment Plan for measuring performance.

     Ken Sato
     --------

     Mr. Ken Sato formed KSI & Associates, Inc. in 1990 in Seattle to acquire, develop and manage real estate. In 1994, the company owned and/or managed over $55 million of properties in five states. Between 1990 and 1993, KSI's acquisitions included a 120-unit and an 88-unit garden apartments in Seattle, a 50,000+ sq ft. retail center in Arlington, Texas and a development of a 130-unit garden apartment in Seattle.

     In 1994, KSI purchased the remaining 103 units of The Grand Chelsea, a 21-story high-rise, luxury residential building in Manhattan. As Sponsor and Managing General Partner, he converted the units back to condominium status and successfully sold out.

     KSI also managed The Classic, a 144-unit, luxury high-rise residential project in Stamford, Connecticut from 1991-1998, was appointed as the exclusive sales agent and successfully sold the property on behalf of its owners. In 1999, Mr. Sato stepped
     down  from   President  of  KSI  to  pursue  other  interests.
     Separately, Mr. Sato has purchased several smaller apartment and commercial buildings in Manhattan and New Jersey and a 49 co-op units on Long Island.

     While managing KSI, Mr. Sato financed and formed PrimeCall, a telecommunications company offering callback services to customers overseas. From 1992 to 1994, Mr. Sato was President and CEO and grew the company to over 25 employees and over 100 agents in 35 countries. Mr. Sato later sold his interest in 1995 and formed Rubicon Technologies, a facilities based wholesale provider of telecommunication services. In 1997, the company joined an elite group of carriers by becoming a member of the AT&T/China Telecom led consortium of international carriers to build and own the China-US Cable Network, a state of the art, fiber optic cable network linking the US with Pacific Rim countries and territories including China, Japan, S. Korea, Taiwan and Guam.

     Subsequently Rubicon signed a VoIP agreement with CERNET, the China Education and Research Network to originate and terminate VoIP traffic to and from China over CERNET's transpacific links. With over 18,000 km of network throughout China, CERNET will play a major role in expanding Rubicon's international reach into and throughout China.

     Prior to  forming KSI, Mr. Sato  was a Vice President  with FLIC
     (USA), Inc., a real estate investment company representing small to medium sized Japanese Companies and high net worth individuals in real estate investment in the US.

     Mr. Sato was also formerly an Associate with Jones Lang Wootton, (currently known as Jones Lang LaSalle) and has been involved in financing, acquisitions, conversions and appraisals of over $2 billion of real estate. Before Jones Lang Wootton, he was a Real Estate Portfolio Analyst with MONY Financial Services a.k.a. Mutual of New York.

     He is a graduate of Colgate University in New York with a B.A. in Political Science. He is also a founding member of the
     Japan-American Chamber of Commerce of Washington State and fluent in Japanese.



     Shane Hayes
     -----------

     Mr. Shane Hayes is a co-founder and President of HiTec Networks, Inc. Mr. Hayes is one of HiTec's International directors. Since 1993, Mr. Hayes has been actively involved at various management levels in the Telecommunications sector on an international scale.

     Over  the  years,  Mr.  Hayes has  acquired  extensive practical knowledge of telecommunications and combined with hands on commercial experience, adding real value to any project. Some of Mr. Hayes accomplishments to date include: set up the UK operations for US based quoted carrier; set up and managed a UK Telecoms company employing 120 staff and grew the business from nothing to an annualized turnover of 35,000,000 within 3 years; designed, project managed and launched KeyRing the UK's first cash rechargeable home account; designed project managed and launched CallTrak Direct, the first automated system for national distribution of prepaid card through 7,400 UK outlets; project manager from green-field site status numerous switching centers including sourcing locations, building out facilities, recruiting staff and bringing switches into operation; prepared and submitted a tender to the Cameroon Government on behalf of a US company for the acquisition of 51% of Camtel, the state provider.

     In accomplishing these various tasks, Mr. Hayes has had exposure to a diverse range of technical applications from startups, to major corporations and various governments. Mr. Hayes also has a thorough practical application and considerable working knowledge of the following: Prepaid Switching Systems, Carrier Level Switching Systems (Nortel, Alcatel, etc), Physical Design and Management of Telehouse facilities and systems, Billing system design and specification, Transmission E1/T1 up to STM level (ATM, SDH, PDH etc), VOIP, Wireless Local Loop systems, Satellite Systems, Fibre Optic Systems and transmission and DSL


     Douglas B. Spink
     ----------------

     Mr. Spink is the Chief Executive Officer and Chairman of the Board of Directors of Worldmodal Network Services, Inc, formerly known as Seedling Technologies Corporation. In addition to day-to-day executive responsibilities, he has authority for all corporate financing and acquisitions. He was the founder of Seedling technology Ventures, Inc. a wholly owned subsidiary of Worldmodal, which was acquired by Worldmodal in November 2000.

     Prior to founding Worldmodal, Mr. Spink has had extensive experience with early stage Internet and technology companies. In 1998 Mr. Spink founded Strategicus Partners, Inc., a technology consultancy and e-commerce business incubator. That company was acquired by The Stonepath Group, Inc. (f/k/a Net Value Holdings) in Mid-1999, at which point Mr. Spink joined the board of directors and became that company's Chief Technical Officer. Mr. Spink resigned his positions with Stonepath in January 2000. During the past five years Mr. Spink has invested in, co-founded, or served as an advisor to several e-commerce companies, including Webmodal.com (co-founder and board member), assetexchange.com (investor), Bidland.com (advisor) and matacat.com (founder, investor and board member). Prior to Stategicus, Mr. Spink founded and served as CEO of Athletica.com and Timberline Direct, a sports nutritional portal and direct marketing company, respectively. He sold both of these companies to a large Northwest retailer in 1998. Mr. Spink was formerly a consultant with the Boston Consulting Group and an analyst at Leo Burnett & Co., where he consulted in marketing with Fortune 100 companies.

     Mr. Spink earned his MBA in marketing from the University of Chicago, his BA in cultural anthropology from Reed College and is currently studying for his Ph.D. in Systems Science at Portland State University, with a research focus on quantitative theories of consciousness. Mr. Spink is also the owner of Timberline Farms LLC, an importer and breeder of Grand Prix show-jumping Holsteiner horses.


     ITEM 7. FINANCIAL STATEMENTS AND EXHBITS

     (a)   Not Applicable
     (b)   Not Applicable

     2.1 Letter of Agreement dated October 28, 2001 between HiTec Networks, Inc and Worldmodal Network Services, Inc.

     99.1  Resignation letter of David W. Swainson dated October 28, 2001
     99.2  Resignation letter of Paul R. Peterson dated October 28, 2001

               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

     NXGEN NETWORKS, INC.
      (Registrant)

     /s/ Anthony Overman
     -------------------------
     Chairman and Chief Executive Officer

     Dated: November 28, 2001

      EX 2.1   Letter of Agreement dated October 28, 2001 between
               HiTec Networks, Inc and Seedling Technologies Corp.

     Anthony Overman
     CEO
     Hi Tec Networks
     1200 Don Juan Road
     Hertford, NC 27944-0218

                       Via Facsimile: 252.426.7525


                             October 28, 2001


     Anthony,

     Per our discussions over the past several days, here are the terms of the agreement we have reached with respect to NxGen Networks, Inc. ("NxGen"). This document is a Letter of Agreement that sets forth the terms and conditions of these transactions. Upon execution of this document, our legal resources will develop more detailed transaction documentation as appropriate.

     1. Hi Tec Networks or another designate shall purchase from Worldmodal Network Services, Inc. all but 3 million shares of NxGen stock currently owned by Worldmodal, or 23,397,737 million shares NxGen. The purchase price of this stock shall be $30,000 with $15,000 to be paid via wire transfer on signing of this document and $15,000 due in 90 days and secured by a promissory note with personal guarantee. Said shares shall be delivered to you via overnight delivery within 2 business days of receipt of the initial $15,000 payment.

     2. Paul Peterson and David Swainson will execute resignation letters from the NxGen Board, and I will appoint you and three other designates identified by Anthony Overman to the Board to replace them. Worldmodal or its successors shall be entitled to one guaranteed Board seat for a period of 24 months. This shall be a voting position. Board meetings must be called no less frequently than quarterly by NxGen. You will serve as Board Chairman.

     3. NxGen  will sell  all of  the intellectual  property and code relating to the Company's VoIP technology to Worldmodal for $100,000 which shall be paid in monthly installments of 1% of Worldmodal gross revenue generated from their use. At the end of 12 months, any difference between $100,000 and the amounts paid out per revenue sharing shall be forgiven. Additionally, ownership of Southernplanet.com Inc. (Delaware corporation) shall be transferred back to Worldmodal as part of this transaction.

     4. NxGen will sign personal indemnification agreements with myself and Messrs. Peterson and Swainson. Worldmodal warrants that no other personal indemnification agreements have been offered by NxGen to any past officers or board members during the period of Worldmodal's management of NxGen.

     5. NxGen and you individually agree to release myself, Paul Peterson, David Swainson, from any and all legal claims. This is a full and complete legal release and is intended to serve as full wavier of all claims.

     6. NxGen shall indemnify Worldmodal against any creditor actions or legal claims relating to NxGen, including attorney's fees incurred in defending against same, if necessary.

     7. Worldmodal shall assume all liability relating to the current equipment lease with Gibralt Capital Corporation and/or Winton Capital. Worldmodal shall undertake best efforts to cause Gibralt/Winton to sign a release of claims against NxGen, but in any case Worldmodal shall indemnify NxGen against any claims brought against NxGen by Gibralt/Winton.

     8. Worldmodal will ship to your office our records relating to NxGen as well as provide electronic or print copies of email correspondence relating to former NxGen employees.

     9. Additionally, Worldmodal shall undertake on best efforts basis to assist you in any and all matters relating to NxGen and our pre-existing relationships with NxGen creditors and investors.

     10. Any public announcements regarding the transaction must be approved in advance by Worldmodal and Anthony Overman in writing prior to release with such approval not to be unreasonably withheld.

     11. Jurisdiction for any disputes arising from this agreement is set in Portland, Oregon. Any disputes arising out of this agreement are to be presented to binding, fast-track arbitration under the general guidelines of the AAA. Attorney's fees shall be awarded to prevailing party in the event of litigation, irrespective of the provision for binding arbitration.

     12. You acknowledge that in acquiring your stake in NxGen and in selling the VoIP technology of NxGen to Worldmodal , you are also releasing any and all title and/or use rights to any telecommunications or computing hardware owned or controlled by NxGen and that such equipment, if any, shall become the sole and exclusive property of Worldmodal as an integral part of this agreement. Worldmodal acknowledges that there may be third-party liens relating to some of this equipment. Nonetheless, NxGen acknowledges that the equipment is the sole and exclusive equipment of Worldmodal and that Worldmodal alone is entitled to use the equipment, regardless of physical location.

     13. You agree that Worldmodal is materially relying on your commitment to us that you will not engage in directly competitive business activities in the international VoIP markets, though you may undertake complimentary, non-competitive projects that do not materially harm Worldmodal .

     14. You explicitly acknowledge that you will undertake your best efforts to assist Worldmodal in deploying the VoIP assets being purchased from NxGen.

     15. You agree that you will make no attempt, nor cause others to make attempt, to hire any of the former NxGen or ILDC employees working from the Atlanta office. Worldmodal agrees that this non-solicitation agreement shall be reduced to writing in an additional document, and that said document shall not prevent you from paying members of the Atlanta team as consultants for small, part-time efforts outside of Worldmodal. Said consultative services shall in no way detract from these employees' ability to discharge their full-time duties with Worldmodal, and shall in any case not include any consulting that competes with their work at Worldmodal.

     The undersigned agree to the terms and conditions as outlined above:

     28 October, 2001

            /s/ Douglas B. Spink
            --------------------------------------------
            Douglas B. Spink
            Chairman
            Worldmodal Network Services, Inc.


            /s/ Anthony C. Overman
            --------------------------------------------
            Anthony C. Overman
            CEO
            Hi Tec Networks


            /s/ Anthony C. Overman
            --------------------------------------------
            Anthony C. Overman
            Chairman & CEO
            International Long Distance Corporation


            /s/ Anthony C. Overman
            --------------------------------------------
            Anthony C. Overman
            Individually

       EX-99.1 OTHERDOC

            RESIGNATION LETTER OF DAVID SWAINSON

                      RESIGNATION

     Pursuant to the Letter of Agreement between NxGen Networks and Seedling Technologies Corp. dated October 28, 2001, I hereby agree to resign as a Board member of NxGen Networks, Inc. effective immediately.

     Dated: October 28, 2001.

                               /s/ David W. Swainson
                               -----------------------
                               David W. Swainson

        EX-99.2 OTHERDOC

            RESIGNATION LETTER OF PAUL R. PETERSON

                       RESIGNATION

     Pursuant to the Letter of Agreement between NxGen Networks and Seedling Technologies Corp. dated October 28, 2001, I hereby agree to resign as a Board member of NxGen Networks, Inc. effective immediately.

     Dated: October 28, 2001.

                               /s/ Paul R. Peterson
                               --------------------------
                               Paul R. Peterson